UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, on June 4, 2015, Frontier Communications Corporation entered into underwriting agreements (the “Underwriting Agreements”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters listed in Schedule I of each Underwriting Agreement, relating to (i) the sale of 150,000,000 shares of its common stock, par value $0.25 per share, at a price to the public of $5.00 per share, and (ii) the sale of 17,500,000 shares of its Mandatory Convertible Preferred Stock, at a price to the public of $100.00 per share, in each case in a registered offering under Frontier’s effective registration statement on Form S-3 (No. 333-203537), as supplemented by a prospectus supplement with respect to each offering. The offerings closed on June 10, 2015. The Underwriting Agreements were filed as Exhibits 1.1 and 1.2 to Frontier’s Form 8-K filed with the Commission on June 10, 2015.

Pursuant to the Underwriting Agreements, Frontier granted the underwriters a 30-day option to purchase from Frontier up to an additional 15,000,000 shares of common stock and up to an additional 1,750,000 shares of Mandatory Convertible Preferred Stock.

On June 19, 2015, Frontier received notice that the underwriters were exercising such option, and would be purchasing 15,000,000 shares of common stock and 1,750,000 shares of Mandatory Convertible Preferred Stock, with the closing expected to occur on June 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: June 19, 2015	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, General Counsel and Secretary